Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as of February 28, 2015)

	Name	Jurisdiction of Organization
1.	2B HK Limited	Hong Kong
2.	A.S. Mediaconsult Limited	Republic of Cyprus
3.	ASM Business Services Limited	Cayman Islands
4.	Beijing EDN Advertising Production Co., Ltd	People’s Republic of China
5.	China Magic Sourcing Limited	Hong Kong
6.	China Media Advertising, Inc.	Liberia
7.	China Sourcing Fairs (SA) Pte Ltd.	Singapore
8.	China Sourcing Fairs HK Co. Limited	Hong Kong
9.	China Sourcing Fairs FZ-LLC	Dubai, United Arab Emirates
10.	China Sourcing Fairs Limited	British Virgin Islands
11.	Earldom Limited	British Virgin Islands
12.	E-Commerce International Ltd.	Bermuda
13.	EDN Asia Advertising Pte. Ltd.	Singapore
14.	eMedia Asia Ltd.	Barbados
15.	eMedia South China Limited	Hong Kong
16.	Equitable Accounting Services Limited	Hong Kong
17.	Event Marketing Services Limited	Hong Kong
18.	Export Media Ltd.	British Virgin Islands
19.	Fertile Valley Pte. Ltd	Singapore
20.	Floro Company Limited	Hong Kong
21.	Fortune Valley Ltd	Mauritius
22.	Global Alliance Investment Holdings Limited	British Virgin Islands
23.	Global City Properties Limited	British Virgin Islands
24.	Global Exhibitions (Singapore) Pte. Ltd.	Singapore
25.	Global Silver Ocean (Shanghai) Limited	British Virgin Islands

26.	Global Sources Advertising ( Shenzhen) Co., Ltd.	People’s Republic of China
27.	Global Sources Auctions Ltd.	Cayman Islands
28.	Global Sources Business Consultant (Shanghai) Co., Ltd.	People’s Republic of China
29.	Global Sources Direct (HK) Limited	Hong Kong
30.	Global Sources Direct (Shenzhen) Co., Ltd.	People’s Republic of China
31.	Global Sources Direct Limited	British Virgin Islands
32.	Global Sources Exhibition Co., Ltd.	Taiwan
33.	Global Sources Exhibitions & Events (India) Private Limited	India
34.	Global Sources Exhibition (Shanghai) Co., Ltd.	People’s Republic of China
35.	Global Sources Investment Holdings Limited	British Virgin Islands
36.	Global Sources Limited	Hong Kong
37.	Global Sources Properties (Shenzhen) Co., Ltd.	People’s Republic of China
38.	Global Sources Properties Limited	Hong Kong
39.	Global Sources Research Foundation Limited	British Virgin Islands
40.	Global Sources Technologies Ltd.	Bermuda
41.	Global Sources USA, Inc.	USA – Delaware
42.	Haoji Group Ltd	British Virgin Islands
43.	Hillcrest Services Limited	British Virgin Islands
44.	Huanxi Information Consulting (Shenzhen) Co., Ltd.	People’s Republic of China
45.	Huanyu Shishang Exhibition (Shenzhen) Co., Ltd.	People’s Republic of China
46.	Japan Publishing Limited	Japan
47.	Lazenby Services Limited	British Virgin Islands
48.	Magic Exhibitions Hong Kong Limited	Hong Kong
49.	Magic Sourcing Hong Kong Limited	Hong Kong
50.	Media Advertising Ltd.	Cayman Islands
51.	Media Data Systems Pte. Ltd	Singapore
52.	Pine Grove B.V.	Netherlands
53.	Publishers Representatives Limited	Hong Kong
54.	Shanghai Yuanbo Exhibition & Advertising Co., Ltd.	People’s Republic of China

55.	Shanghai Yuanmao Properties Co., Ltd.	People’s Republic of China
56.	Shenzhen Herong GS Exhibition Co., Ltd.	People’s Republic of China
57.	Shenzhen Huanyue Convention & Exhibition Co., Ltd.	People’s Republic of China
58.	Shenzhen Xieguang Convention & Exhibition Co., Ltd.	People’s Republic of China
59.	Smart Advisory Limited	Hong Kong
60.	Space Exhibition Consultants Limited	Hong Kong
61.	Steady Access Resources Limited	British Virgin Islands
62.	Targeted Marketing Promotions Corp.	Liberia
63.	Topranch Limited	British Virgin Islands
64.	Trade Magazine Productions Limited	Hong Kong
65.	Trade Management Software Limited	Cayman Islands
66.	Trade Media Holdings Limited	Cayman Islands
67.	Trade Media Limited	Cayman Islands
68.	Trade Media Marketing Service Limited	Hong Kong
69.	Trade Point Hong Kong Limited	Hong Kong
70.	World Executive’s Digest Limited	Cayman Islands